EXHIBIT 99.1

 The MicroCap ConferenceNovember 5, 2015  OTCQB: ASPUwww.aspen.edu  ASPEN GROUP, INC.

 SAFE HARBOR STATEMENT & NON-GAAP  *  Certain statements in this presentation and responses to various questions include forward-looking statements including statements regarding our opportunities and expectations from the nursing education sector, future liquidity, and our strategic plans and financial forecasts and projections. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include competition, ineffective media and/or marketing, changes in the nursing industry which make having a degree less attractive, failure to maintain growth in degree seeking students, and failure to generate sufficient revenue. Further information on our risk factors is contained in our filings with the SEC, including the 10-K dated July 30, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.Regulation G - Non-GAAP Financial Measures  This presentation includes a discussion of Adjusted EBITDA and Adjusted Gross Margins, non-GAAP financial measures. Certain information regarding these non-GAAP financial measures (including reconciliations to GAAP) is provided on the Investor Relations section of the Aspen website at www.ir.aspen.edu.

 THE OPPORTUNITY  *  The for-profit education business model is broken; industry is ripe for change $1.3 Trillion Student Debt BubbleTuition rates have increased by 500%+ since 1980’sThis is an enormous business$23 Billion for-profit education sectorNursing expected to be a critical growth driver in post-secondary education sector over next decadehttp://www.wsj.com/articles/job-seeking-nurses-face-higher-hurdle-as-hospitals-require-more-advanced-degrees-1444849456  *Lumina Foundation

 ASPEN UNIVERSITY HAS BUILT A NEW BUSINESS MODEL  *  Aspen University offers world class online education at half the cost of its competitors; committed to cash-based, pay-as-you-go educationAnnounced the ‘debtless’ education vision in 2014 “Let’s Change Higher Education Forever” Students can pay $325/month for a Master’s degree = $11,700 (36 monthly payments)Students can pay $250/month for a Bachelor’s Degree = $18,000 (72 monthly payments)

 THE NURSING DILEMNA  *  Critical Nursing shortage projected next decade (260,000 RN shortage by 2025)More than 1 million RNs will reach retirement age within next 10-15 years (average age of RNs is 47 years old); 525,000 replacement Nurses expected, bringing the job openings growth to 1.05mm by 2022Nursing expected to be among fastest growing occupations in U.S. through 2022 -- RN workforce expected to grow from 2.71mm RNs in 2012 to 3.24mm in 2022 (19%)*U.S. Nursing schools turned away 79,659 qualified applicants from Baccalaureate and Graduate programs in 2012 due to insufficient number of Faculty and classroom sites***Bureau of Labor Statistics **American Association of Colleges of Nursing Report

 ONLY 55% OF RNs HAVE A BACHELOR OF SCIENCE IN NURSING (BSN) DEGREE OR HIGHER1.75mm RNs is the total targetable market size to 2022 (3.24mm workforce, minus 1.49mm of RNs that currently have BSN or higher degree) $9,750* x 1,750,000 = $17 Billion Opportunity*Aspen’s BSN program tuition  NURSING: $17 BILLION TOTAL AVAILABLE MARKET TO 2022  *

 ASPEN’S PROGRESS IN NURSING;BSN PROGRAM EXPLODING  *  Aspen’s CCNE-Accredited Master of Science in Nursing (MSN) program has grown to 1,165 students since marketing began in 2012Since BSN program was accredited by CCNE last November, the BSN student body grew to 439 students in 8 months (or +55/month - net)BSN enrollments accelerated in Q2 FY’16 (ending October 31); BSN program is now pacing to grow on an annualized basis by +1,080 – net (or +90/month – net)Aspen achieved a record number of new enrollments (557) in Q2 FY’16 – up 110% y/o/y   School of Nursing (ending October 31, 2015)  School of Nursing now pacing to grow on annualized basis by +1,500 (or +125/month – net)

DEBTLESS EDUCATION SOLUTION NOW THE MAJORITY

Tuition Revenues by Payment Type (September):

Debtless Education Solution		52%
-Monthly Payment Plan	40%	
-Monthly Installment Plan	12%	
Cash		19%
Federal Financial Aid		20%
Other (Corporate Tuition Reimbursement/Military)		9%
Total		100%

- **Recurring Monthly Tuition Billing Now Exceeds $275,000**
  - 1,345 degree-seeking students enrolled in a monthly payment method

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HOW ASPEN OFFERS LOW TUITION WHILE ACHIEVING HIGH MARGINS

- **Best-in-class customer acquisition**
  - Management's expertise in Internet marketing and lead generation led to vertically-integrating marketing
    - Do not utilize third-party lead gen firms
    - All Aspen branded ads
    - Average customer acquisition costs <$900 is 1/5th the cost of competitors (~$4,000 - $5,000)
    - Can continue to scale at low customer acquisition costs

- **Completely variable teaching costs**
  - $160 per student course completion
  - High-quality faculty – 61% hold Doctorate

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UNIT ECONOMICS AMONG BEST IN SECTOR

- **Low customer acquisition costs and variable teaching costs create highly attractive unit economics – projecting 65%+ Adjusted Gross Margins at scale**
  - Average course completions per student enrollment is 7.5 = $6,000 revenue (average $800 tuition/course today and rising), earned over 3 years
  - Student acquisition cost < $900
  - Teaching cost < $1,250
  - Gross Profit/Student > $3,850

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 INNOVATIVE BUSINESS MODEL NOW PROVEN, TIME TO SCALE  *  Financial Forecast FY’ 2016 – 2018 (50% CAGR Forecast) Q4’FY 2016* Q4’FY 2018* (Target) (Target) Annual Revenue Run Rate $9mm $20mm Adjusted Gross Margin** 59% 65% Adjusted EBITDA** B/E 30% Degree-Seeking Student Body 5,000 10,000 *Fiscal Fourth Quarter Ending April 30 ** These are Non-GAAP financial measures. Adjusted Gross Margin is exclusive of depreciation and amortization.

PROVEN MANAGEMENT TEAM

Experienced team can deliver sustainable growth and strong results while maintaining high quality



CEO: Michael Mathews

- Built revenues from run rate of $6 Million in 2007 to $100+ Million in 2010 as CEO of Interclick (NASDAQ: ICLK)
- In 2011, Interclick sold to Yahoo for $270 Million
- Held officer/senior exec positions at two other public companies (ACOM, CKSG)
- Extensive knowledge of internet marketing industry

CAO: Cheri St. Arnauld

- Former Provost/CAO of Grand Canyon University (NASDAQ:LOPE)

CFO: Janet Gill

- Former CFO of Athena Schools, Asst. Controller of NYNEX Corporation

COO: Gerard Wendolowski

- Former VP, Marketing of Atrinsic (Digital Marketing firm)

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EQUITY SNAPSHOT   *

 QUESTIONS & ANSWERS  ASPEN GROUP, INC.

 GAAP P&L RECONCILIATION  *  Financial Forecast FY’ 2016 – 2018 (50% CAGR Forecast) Q4’FY 2016* Q4’FY 2018* (Target) (Target) Net Income (Loss) - GAAP ($356K) $1,095K Interest Expense - Net 28K 20K Depreciation & Amortization 143K 150K Stock Compensation 80K 150K Allowance for Bad Debt 32K 50K One-Time Charges 77K - Income Taxes - 45K Quarterly Adjusted EBITDA Projection B/E $1.51mm Quarterly Revenue Projection $2.25mm $5mm*Fiscal Fourth Quarter Ending April 30